UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 8, 2012
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

    (510) 656-3333
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2012, SYNNEX Corporation (“SYNNEX”) issued a press release announcing that Mr. Thomas Alsborg, Executive Vice President and Chief Financial Officer of SYNNEX, would continue to serve as its Executive Vice President and Chief Financial Officer until the earlier of May 31, 2013 or the appointment of a new Chief Financial Officer.
In connection with Mr. Alsborg’s decision to continue serving at SYNNEX for up to an additional six months, SYNNEX has agreed to pay Mr. Alsborg an annual base salary of $375,810, plus the equivalent of an annualized bonus of $500,000, payable biweekly, through May 31, 2013. SYNNEX will also pay Mr. Alsborg an additional bonus of $375,000 to provide transition services and in consideration for certain non-competition provisions through May 31, 2013. In addition, SYNNEX agreed to continue the vesting and extension of the exercise period of his outstanding equity awards until January 31, 2014.
The full text of SYNNEX’ press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Thomas Alsborg dated November 8, 2012.
99.1	Press Release dated November 12, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2012

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Thomas Alsborg dated November 8, 2012.
99.1	Press Release dated November 12, 2012.